EX.99.g.i.b
CUSTODY AGREEMENT
between the First Investors Funds listed below and The Bank of New York Mellon (formerly
The Bank of New York)

EXHIBIT A

(Effective as of May 19, 2014)

First Investors Income Funds

First Investors Cash Management Fund
First Investors Floating Rate Fund
First Investors Fund For Income
First Investors Government Fund
First Investors Investment Grade Fund
First Investors Limited Duration High Quality Bond Fund

First Investors Tax Exempt Funds

First Investors Tax Exempt Income Fund
First Investors Tax Exempt Opportunities Fund
First Investors California Tax Exempt Fund
First Investors Connecticut Tax Exempt Fund
First Investors Massachusetts Tax Exempt Fund
First Investors Michigan Tax Exempt Fund
First Investors Minnesota Tax Exempt Fund
First Investors New Jersey Tax Exempt Fund
First Investors New York Tax Exempt Fund
First Investors North Carolina Tax Exempt Fund
First Investors Ohio Tax Exempt Fund
First Investors Oregon Tax Exempt Fund
First Investors Pennsylvania Tax Exempt Fund
First Investors Virginia Tax Exempt Fund

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First Investors Life Series Funds

First Investors Life Series Cash Management Fund
First Investors Life Series Fund For Income
First Investors Life Series Government Fund
First Investors Life Series Investment Grade Fund
First Investors Life Series Target Maturity 2015 Fund

EACH OPEN-END MANAGEMENT INVESTMENT COMPANY OR SERIES THEREOF IDENTIFIED AS A PARTY TO THE AGREEMENT ON THIS EXHIBIT A	THE BANK OF NEW YORK MELLON

By: /s/ Joseph I. Benedek	By: /s/ John Stratton
Name: Joseph I. Benedek	Name: John Stratton
Title: Treasurer	Title: Managing Director
Date: May 7, 2014	Date: May 7, 2014